                                                                    EXHIBIT 10.8

                              EMPLOYMENT AGREEMENT
                              --------------------
                    Entered into this __ day of _____ , 2004

               This Employment Agreement (together with its appendices: the
"AGREEMENT"), dated as of July 1, 2004, between ORMAT Technologies, Inc., a
Delaware corporation ("EMPLOYER"), and Dita Bronicki ("Employee");

                              W I T N E S S E T H :
                               - - - - - - - - - -

               WHEREAS, Employee has been employed by Ormat Industries Ltd.
("OIL"), Employer's parent company, as its Chief Executive Officer; and

               WHEREAS, OIL has undergone a process of reorganization whereby certain parts of its business have been transferred to its indirect subsidiary,
Ormat Systems Ltd., a fully owned subsidiary of Employer ("OSL"); and

               WHEREAS, Employer wishes to retain the services of Employee for the operation of its businesses in general and of OSL in particular; and

               WHEREAS, Employer desires to employ Employee upon the terms and conditions set forth herein; and

               WHEREAS, Employee is willing to be employed by Employer upon the terms and conditions set forth herein;

                               A G R E E M E N T S

               NOW, THEREFORE, for and in consideration of the foregoing
premises and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, Employer and Employee hereby agree as follows:

1.     EMPLOYMENT. Employer will employ Employee, and Employee will accept employment by Employer, as its Chief Executive Officer ("CEO"). Employer
       may direct Employee to perform services through OSL in which event
       Employee shall also serve as CEO of OSL or such other managerial position in OSL as may be agreed upon. Employee will perform the duties assigned to her from time to time by the Employer for services for the Employer and any corporation controlling, controlled by, or under common control with the Employer (together: "AFFILIATES") and for any business ventures in which Employer or its Affiliates may participate. The term "CONTROL"
       shall have the meaning set forth in the Securities Law, 1968. Employer acknowledges that OIL and OSL have entered into a services agreement, according to which OSL has undertook to provide OIL certain corporate, financial, secretarial and administrative services, including through the
       Employee.

       It is hereby agreed that Employee may be employed, in addition to its employment with Employer, by any Affiliate of Employer, on a part time basis and that in this event, the rights and obligations of Employer hereunder shall be divided between Employer and

       Affiliate, and the provisions of this Agreement will apply on such employment by Affiliate mutatis mutandis as if such an agreement was entered into between Employee and the Affiliate. For the removal of doubt, Employer will guarantee all the Affiliate's undertakings and obligations towards Employee. Accordingly, it is hereby agreed that as long as Employer and OSL do not agree otherwise, Employee is employed by
       Employer (40%) and OSL (60%) subject however to OSL paying and being responsible for all Employee's monetary benefits under section 4.3 hereunder.

       Employee's regular place of employment is at the facilities of OSL in
       Israel but it is agreed that Employee is required to perform frequent business trips in and out of Israel. Should Employee permanently relocate abroad, whether she be employed by Employer or by an Affiliate thereof
       Employer (in which event, this Agreement shall be assigned to such
       Affiliate), this Agreement shall automatically be modified as appropriate to reflect the jurisdiction in which Employee is to be employed and as customary in employment agreements which are subject to the same applicable law of executive officers employed by Employer or the
       Affiliate; provided however, Employee's cost of employment due to such relocation (excluding tax and other compulsory payments applicable under) shall not be greater than her cost of employment hereunder.

       As a managerial employee, Employee is expected to render work in accordance with the requirements and demands of her executive position and will not be entitled to any pay for working overtime (including working beyond eight (8) hours a day, or during weekends, holidays, etc.). Nor will the Law of Hours of Working and Resting, 1951 apply to the Employee.

       Employee will be required to follow (a) all work and administrative rules
       (including procedures for travel expenses reimbursement) of Employer as in current use and as may be amended from time to time; and (b) all national or local law, ordinance or regulation of the country in which
       Employee's work is performed.

2.     ATTENTION AND EFFORT. Employee will devote her full time, ability, attention and effort to the business of Employer and its Affiliates, and will skillfully serve their interests during the term of this Agreement.
       It is hereby agreed that the Employee may devote part of her time to other occupations including (i) civic, charitable and other philanthropic activities (ii) caring for her personal investments (iii) serving on the board of directors of corporations in which Employer or any of its
       Affiliates is invested and (iv) such other occupations as are expressly approved by the Employer.

3.     TERM. The employment of the Employee hereunder shall commence on the date hereof and continue for a 4 years period through June 30, 2008, at which time it will automatically extend for an additional period of 4 years,
       i.e., until June 30, 2012.

4.     COMPENSATION AND BENEFITS. During the term of this Agreement, the
       Employer agrees to pay and/or cause OSL to pay to Employee (and to guarantee OSL's obligations hereunder), and Employee agrees to accept, in exchange for the services rendered hereunder by her, the following compensation and benefits:

       4.1    BASE SALARY. Employee's base salary shall be twelve thousands and five hundred Dollars ($12,500) per month before all customary payroll deductions payable in accordance with the Employer's customary payroll procedures. The base salary will be paid with respect to each month, not later than the 9th of the following calendar month. The base salary will be paid in US Dollars or in
              NIS, at the Employee's choice, and if paid in NIS, will be calculated in accordance with the representative rate of exchange of the US Dollar as last published by the Bank of Israel before the date of payment (the "REPRESENTATIVE RATE"). In any event, the representative rate of exchange shall not be lower than the
              Representative Rate on the date of this Agreement.

       4.2    BONUS. Employer will pay Employee, and Employee will be entitled to receive from Employer, an annual bonus equal to (a) 0.75% of the Employer's annual consolidated profits (after tax) above
              $2,000,000 (two million US Dollars), to be paid by the Employer and (b) 0.75% of OIL's annual consolidated profits (after tax)
              after deducting Employer's annual consolidated profits (after tax), to be paid by OIL, but in any event no more than the sum equaling 6 times the annual base salary of Employee. Each part of the bonus will be paid within 45 days of approval of the
              respective Employer's and OIL's annual financial statements by the respective Board of Directors. Notwithstanding the above, the audit committee and/or the Board of Directors of OIL shall have the right, considering OIL's financial condition and/or its financial results, to reduce the bonus with respect to any particular year or to resolve that no such bonus shall be paid with respect to a particular year. This provision shall be deemed an agreement for the benefit of a third party (OIL), and will expire once OIL audit committee's approval and/or OIL board of director's approval is no longer required for employment
              agreements between Employer and Employee.

       4.3    BENEFITS. Employee shall be entitled to additional benefits as specified in APPENDIX 4.3 attached to this Agreement.

       4.4    NO OTHER PAYMENTS. This Agreement describes all payments,
              compensation and benefits to which Employee is entitled from
              Employer and its subsidiaries, and no other allowances or bonuses will be paid except as expressly approved by the Board of
              Directors of Employer, and any other approval required by
              applicable law.

5.     TERMINATION.

       5.1    Without derogating from the provisions of Section 3 above, each party may terminate this Agreement and the employment of Employee hereunder by providing the other party with a 180 days' written notice prior to the end of the respective term (the "Prior Notice
              Period"). Employer may relieve the Employee from the obligation to work during the Prior Notice Period, all or any part thereof, or terminate this Agreement prior to the termination of the Prior
              Notice Period, provided however that in any event, it will pay
              Employee all the salary, bonus (including on a pro-rata basis, if termination occurs in mid-year) and other compensation and benefits set forth in this Agreement for the entire Prior Notice
              Period. Notwithstanding the above, in the event of a Change of
              Control, as defined hereunder, Employee shall have the right, exercisable at any time during a period of 180 days from the
              Change of Control becoming effective, to terminate the employment by a 90 days prior written notice.

       5.2    In the event of termination of this Agreement whether by Employer, whether by Employee (except under the circumstances described in section 5.4 hereunder), Employee (or the Employee's estate, as applicable) shall be entitled to assignment to Employee of ownership of her Executive Managers' Insurance Policy ("MANAGERS'
              INSURANCE POLICY") and monies accumulated therein, and payment of the difference, if any, between the sums accumulated in such
              Managers' Insurance Policy on account of the Employee's severance pay, and the amount of severance pay Employee is entitled to based on her last base salary multiplied by the number of years of her seniority with Employer as specified in section 5.5 hereunder.

       5.3    In any event, Employee shall be entitled to:

                       (i)    Payment of accrued vacation which remained unused
                              on the date of termination of this Agreement.

                       (ii)   The Employee's share in the Managers' Insurance
                              Policy (i.e., those funds which originate from
                              deductions made from Employee's base salary).

                       (iii)  All monies accumulated in the Employee's
                              Educational Fund.

       5.4    Notwithstanding the above, in circumstances under which Employee is convicted of a criminal offence constituting an act of moral turpitude, Employer may terminate this Agreement immediately, without giving any prior written notice and with no other
              obligation, and Employee shall not be entitled to the benefits listed in sections 5.2 above, but will be entitled to the benefits listed in section 5.3 above.

       5.5    SENIORITY. Employee commenced employment with an Affiliate of
              Employer in 1966. Employee's seniority with Employer will be deemed to include Employee's period of employment with Employer and any Affiliates, for all intents and purposes, including for rights depending on seniority, such as, but not limited to, severance pay, vacation and other matters.

6. CHANGE IN CONTROL.

       6.1    DEFINITION OF "CHANGE IN CONTROL" AND "GOOD REASON".

              A "CHANGE IN CONTROL" shall be deemed to have occurred if:

                       (i)    any person (except a publicly traded depository
                              trust company or other similar nominees holding
                              shares for their public beneficial owners) holds
                              or becomes the holder_(as that term is defined in
                              the Securities Law, 1968) of 50% or more of the
                              combined voting power of the then outstanding
                              voting securities entitled to vote generally in
                              the election of directors ("Voting Securities") of
                              Employer or of OIL, excluding, however, if such
                              holdings is the result of any of the following:
                              (a) any acquisition directly from the Employer or
                              from OIL, other than an

                              acquisition by virtue of a public offering or by
                              virtue of the exercise of a conversion privilege
                              unless the security being so converted was itself
                              acquired directly from the Employer, or (b) any
                              acquisition by the Employer; or if

                       (ii)   more than 50% of the members of the Board of
                              Directors of the Employer shall not be Continuing
                              Directors, which term, as used herein, means the
                              directors of Employer (a) who were members of the
                              Board of Directors of Employer on July 1, 2004 or
                              (b) who subsequently became directors of Employer
                              and who were elected or designated to be
                              candidates for election as nominees for the Board
                              of Directors, or whose election or nomination for
                              election by Employer's stockholders was otherwise
                              approved, by a vote of 75% of the Continuing
                              Directors then on the Board of Directors but shall
                              not include, in any event, any individual whose
                              initial assumption of office occurs as a result of
                              either an actual or threatened election contest
                              (as such terms are used in Rule 14(a)-11 of
                              Regulation 14A promulgated under the US Securities
                              Exchange Act) or other actual or threatened
                              solicitation of proxies or consents by or on
                              behalf of a person other than the Board of
                              Directors; or if

                       (iii)  Employer shall be merged or consolidated with, or,
                              in any transaction or series of transactions,
                              substantially all of the business or assets of
                              Employer shall be sold or otherwise acquired by,
                              another corporation or entity unless, as a result
                              thereof, (a) the stockholders of Employer
                              immediately prior thereto shall beneficially own,
                              directly or indirectly, at least 60% of the
                              combined Voting Securities of the surviving,
                              resulting or transferee corporation or entity
                              (including, without limitation, a corporation that
                              as a result of such transaction owns Employer or
                              all or substantially all of Employer's business or
                              assets either directly or through one or more
                              subsidiaries) ("NEWCO") immediately thereafter in
                              substantially the same proportions as their
                              ownership immediately prior to such corporate
                              transaction, (b) no person holds, directly or
                              indirectly, 50% or more of the Voting Securities
                              of Newco immediately after such corporate
                              transaction except to the extent that such
                              ownership of Employer existed prior to such
                              corporate transaction and (c) more than 50% of the
                              members of the Board of Directors of Newco shall
                              be Continuing Directors; or if

                       (iv)   the stockholders of the Employer or of OIL approve
                              a complete liquidation or dissolution of Employer
                              or of OIL.

                  "GOOD REASON" shall be deemed to have occurred only if
                  Employee terminates employment for any of the following
                  reasons:

                       (i)    a reduction by Employer in Employee's base salary
                              as in effect at the time of a Change in Control
                              plus all increases therein subsequent thereto, or
                              a reduction in the Employee's bonus as in effect
                              at the time of Change in Control plus all
                              increases therein subsequent thereto, or a change
                              in the manner of computation of Employee's annual
                              bonus that is adverse to Employee;

                       (ii)   the assignment to Employee of any duties
                              inconsistent with Employee's position, duties,
                              responsibilities and status with the Employer at
                              the time of the Change in Control, or any material
                              reduction in Employee's authority or
                              responsibilities from those assigned at the time
                              of the Change in Control, or a change in the
                              Employee's title or offices as in effect at the
                              time of the Change in Control, or any removal of
                              the Employee from, or any failure to re-elect the
                              Employee to, any of such positions, except in
                              connection with the termination of the Employee's
                              employment by the Employer for reason of the
                              Employee's Disability or under the circumstances
                              described in section 5.4 above. "DISABILITY" shall
                              mean that the Employee has become physically or
                              mentally disabled, whether totally or partially,
                              so that Employee prevented from performing the
                              essential functions of Employee's position for
                              more than 90 consecutive days; or

                       (iii)  the relocation of the Employee's office to a
                              location more than 60 miles from its location at
                              the time of a Change in Control or the Employer
                              requiring the Employee to be based anywhere other
                              than at such office, except for required travel
                              for Employer's business to an extent substantially
                              consistent with Employee's business travel
                              obligations at the time of a Change in Control.

              The Employee must provide a notice in writing to the Employer which shall set forth the specific "Good Reason" relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated.

       6.2    COMPENSATION UPON CHANGE IN CONTROL.

                       (i)    If, within three years following a Change in
                              Control, the employment of the Employee is
                              terminated by the Employer other than for
                              Disability or under circumstances described in
                              section 5.4 above or if the Employee terminates
                              her employment for Good Reason (all subject to
                              section 5 above) or if, within 180 days following
                              a Change in Control, Employee terminates the
                              employment pursuant to section 5.1 above, then
                              Employer shall pay to the Employee as a lump sum
                              on the fifth business day following Employee's
                              last day worked the amounts in clauses (a) through
                              (d) below:

                              (a)  the Employee's full unpaid base salary
                                   accrued through the date of termination of
                                   this Agreement;

                              (b)  in lieu of any further salary payments for
                                   periods subsequent to the date of termination
                                   of this Agreement, payment of the Employee's
                                   monthly base salary at the time of the Change
                                   in Control plus any increases therein
                                   multiplied by 24;

                              (c)  in lieu of any future annual bonus payments
                                   (except as provided in clause (d) below) the
                                   average of the annual bonus paid to the
                                   Employee for the two years immediately
                                   preceding the Change in Control multiplied by
                                   two; and

                              (d)  a portion of the annual bonus for the year in
                                   which the termination of employment occurs,
                                   paid within 45 days after approval of the
                                   consolidated audited financial statements for
                                   that year by Employer's Board of Directors
                                   and by OIL's Board of Directors, with the
                                   amount thereof multiplied by a fraction, the
                                   numerator of which is the number of days in
                                   the year through the date of termination of
                                   employment and the denominator of which is
                                   365, and any unpaid annual bonus for any
                                   completed year.

                       (ii)   If, within three years following a Change in
                              Control, the Employer shall terminate the
                              Employee's employment (other than for Disability
                              or under circumstances described in section 5.4
                              above) or if, within 180 days following a Change
                              in Control, Employee terminates the employment
                              pursuant to section 5.1 above, or if the Employee
                              terminates her employment for Good Reason, the
                              Employer shall maintain in full force and effect,
                              for the Employee's continued benefit for a two
                              year period after her last day worked, or until
                              Employee obtains new employment, whichever is
                              earlier, all employee health, accident, life
                              insurance, disability and other employee welfare
                              benefit plans, programs or arrangements (including
                              pension accruals and loss of work capacity
                              insurance payments to Employee's Managers'
                              Insurance Policy) in which Employee was
                              participating immediately prior to the date of the
                              Change in Control plus all improvements therein
                              subsequent thereto, provided that the continued
                              participation of the Employee is not prohibited
                              under the terms and provisions of such plans,
                              programs and arrangements. In the event that the
                              Employee's participation in any such plan, program
                              or arrangement is prohibited, the Employer shall
                              arrange to provide the Employee with benefits
                              substantially similar to those that the Employee
                              would have been entitled to receive under such
                              plan, program or arrangement if she had remained a
                              participant for such additional period.

                       (iii)  In the event the employment of the Employee is
                              terminated by Employer other than for Disability
                              and other than under

                              circumstances described in section 5.4 above, and
                              a Change in Control occurs within six months
                              thereafter, the Employee shall then be entitled to
                              compensation under this Section 6.2 reduced by any
                              compensation previously received under Section
                              5.1.

7.     NON-COMPETITION AND NON-SOLICITATION.

       7.1    APPLICABILITY. This paragraph 7 shall survive the termination of
              Employee's employment with Employer except that Sections 7.2 and
              7.3 shall terminate and be of no effect if Employee terminates her employment subsequent to a Change in Control for Good Reason or if
              Employment is terminated by Employer except (i) under
              circumstances described in section 5.4 above or (ii) due to a material violation of this Agreement by Employee.

       7.2    SCOPE OF NON-COMPETITION. Employee agrees that she will not, directly or indirectly, during her employment and for a period of one year from the date on which her employment with Employer terminates, be employed by, consult with or otherwise perform services for, own, manage, operate, join, control or participate in the ownership, management, operation or control of or be connected with, in any manner, any Competitor (as hereinafter defined) unless released from such obligation in writing by
              Employer. A "COMPETITOR" shall include any entity which competes with Employer in the geothermal and waste heat field (and
              industries set forth in an addendum to this Agreement, from time to time) worldwide, or any entity which is developing energy products or services that will be in competition with the energy products or services of Employer. Employee shall be deemed to be connected with a Competitor if such Competitor is (a) a
              partnership in which she is a general or limited partner or employee, (b) a corporation or association in which she is a shareholder, officer, employee or director, or (c) if Employee is a member, consultant or agent of such Competitor; provided, however, that nothing herein shall prevent the purchase or ownership by Employee of shares which constitute less than five percent of the outstanding equity securities of a publicly or privately held entity, if Employee has no other relationship with such entity.

       7.3    SCOPE OF NONSOLICITATION. Employee shall not intentionally, directly or indirectly solicit, influence or entice, or attempt to solicit, influence or entice, any employee or consultant of
              Employer to cease his relationship with Employer or solicit, influence, entice or in any way divert any customer, distributor, partner, joint venturer or supplier for Employer to do business or in any way become associated with any Competitor to the detriment of Employer. This Section 7.3 shall apply during the time period described in Section 7.2 hereof.

       7.4    NONDISCLOSURE: RETURN OF MATERIALS. During the term of her employment by Employer and following termination of such
              employment, Employee will not disclose (except as required by her duties to Employer), any Confidential Information (as defined below) to any third party. All documents, procedural manuals, guides, specifications, plans, drawings, designs, computer programs and similar materials, lists of present, past or future customers, customer proposals,

              invitations to submit proposals, price lists and data relating to pricing of Employer's products and services, records, notebooks and similar repositories of or containing any Confidential
              Information (including all copies thereof) coming into Employee's possession or control by reason of Employee's employment by
              Employer, whether prepared by Employee or others; (i) are the property of the Employer, (ii) will not be used by Employee intentionally in any way adverse to Employer, (iii) will not be removed from Employer's premises or photocopied (except as
              Employee's employment by Employer shall require) and (iv) at the termination of Employee's employment, will be left with, or forthwith returned to, Employer.

              As used in this Agreement, "Confidential Information" shall mean secret or proprietary information of whatever kind or nature disclosed to Employee or becoming known to Employee (whether or not invented, discovered or developed by Employee), at any time during Employee's employment by Employer or her previous
              employment by Employer's Affiliates as a consequence or through such employment. Such secret or proprietary information shall include information relating to design, manufacture, application, know-how, research and development relating to Employer's present, past or prospective products, sources of supplies and materials, operating and other cost data, lists of present customers, customer proposals, price lists and data relating to pricing of
              Employer's products or services. Such secret or proprietary information shall specifically include, without limitation all information contained in Employer's manuals, memoranda, formulae, plans, drawings and designs, specifications, data supply sources, computer programs and records, legends or otherwise identified by
              Employer as confidential information.

              Confidential Information shall not, however, include information which is now or hereafter becomes generally known or available in the industry or to the public through no act on the part of
              Employee, is received by Employee from another person that is (to
              Employee's knowledge) free to disclose the same without
              restriction, or is independently developed by a third party who
              (to Employee's knowledge) has had no access to that or similar
              Confidential Information as disclosed pursuant to this Agreement.

              Employee's obligations under this Section 7.4 shall terminate three (3) years after the termination of Employee's employment.

       7.5    RIGHTS TO INVENTIONS.

                       (i)    The know-how, Inventions (as defined below) and
                              such other data that will be developed during
                              Employee's employment, and all modifications
                              thereof even if made after termination of
                              Employee's employment, shall belong to Employer,
                              and Employer will be the sole and exclusive owner
                              of any and all right pertaining thereto.

                       (ii)   Employee shall keep signed, witnessed and dated
                              records of any and all ideas, inventions,
                              improvements and discoveries (whether or not
                              patentable), made, conceived or first reduced to
                              practice by Employee in the course of her
                              employment under this Agreement, together with all
                              supporting evidence such as notes, sketches,
                              drawings, models and data pertaining thereto.
                              Employee shall promptly make full disclosure to
                              Employer of any Inventions or modifications
                              thereof. At the time of this Agreement, Employee
                              has not been issued any patents for any device,
                              process, design or invention of any kind which may
                              be used by or needed by Employer in connection
                              with Employer's activities, services, and product
                              and which she has not assigned to Employer and
                              duly recorded in the United States Patent Office.
                              Employee agrees that all inventions developed by
                              Employee while she was employed by Employer and
                              prior to the date of this Agreement while she was
                              employed by Employer's Affiliates are the property
                              of Employer and subject to the terms of this
                              paragraph 7.5.

                       (iii)  Employer will have the right to submit patent
                              applications based on such inventions. Such
                              patents will identify the original inventors, as
                              required by patent law in the United States, and
                              also in other countries, even if not required by
                              law.

                              Employee shall, at Employer's expense, promptly
                              execute formal applications for patents and also
                              do all other acts and things (including, among
                              other, executing and delivering instruments of
                              further assignments, registration, assurance or
                              confirmation) deemed by Employer necessary or
                              desirable at any time or times in order to effect
                              the full assignment to Employer of Employee's
                              rights, title, and interest to such Inventions
                              and/or modifications, without payment therefore
                              and without further compensation beyond Employee's
                              agreed compensation for employment. The absence of
                              a request by Employer for information, or for the
                              making of an oath, or for the execution of any
                              document, shall in no way be construed to
                              constitute a waiver of the rights of Employer.

                              Should Employer determine that it has no intent to
                              make a patent application for an Invention, and
                              that it has no reason to keep such inventions
                              confidential, Employee will have the right, after
                              receiving Employer's approval in writing, to
                              pursue patent application at its own risk and
                              expense. It is expressly understood that Employer
                              may withhold such approval as it deems necessary
                              at its sole discretion.

                                       10

                       (iv)   As used in this Agreement, "INVENTIONS" shall mean
                              those discoveries, developments, inventions and
                              works of authorship, whether or not patentable,
                              relating to Employer's present, past or
                              prospective activities, services and products,
                              which activities, services and products are known
                              by Employee at any time during Employee's
                              employment by Employer as a consequence of such
                              employment, including any patents, models, trade
                              secrets, trademarks, service marks, copyrightable
                              subject matter and any copyrights therein,
                              proprietary information, design of a useful
                              article (whether the design is ornamental or
                              otherwise), computer programs and related
                              documentation, and other writings, code,
                              algorithms and information and related
                              documentation and materials which the Employee has
                              made, written or conceived or may make, write or
                              conceive, during Employee's employment by
                              Employer, either solely or jointly with others,
                              and either on or off Employer's premises (a) while
                              providing services to Employer, or (b) with the
                              use of time, materials or facilities of Employer,
                              or (c) relating to any Employer's product, service
                              or activity of which Employee has knowledge, or
                              (d) suggested by or resulting from any work
                              performed by or for Employer. Such term shall not
                              be limited to the meaning of "invention" under the
                              United States patent laws.

       7.6    EQUITABLE RELIEF. Employee acknowledges that the provisions of this paragraph 7 are essential to Employer, that Employer would not enter into this Agreement if it did not include this paragraph
              7 and that losses sustained by Employer as a result of a breach of this paragraph 7 cannot be adequately remedied by damages, and
              Employee agrees that Employer, notwithstanding any other provision of this Agreement, and in addition to any other remedy it may have under this Agreement or at law, shall be entitled to injunctive and other equitable relief, without the necessity for posting a bond, to prevent or curtail any breach of any provision of this
              Agreement, including, without limitation, this paragraph 7.

       7.7    DEFINITION OF EMPLOYER. For purposes of Sections 7.2 and 7.3 hereof, "EMPLOYER" shall include all Affiliates of Employer, and any business ventures in which Employer or its Affiliates may participate.

8.     SEVERABILITY. To the extent any provision of this Agreement shall be invalid, illegal or unenforceable in any respect, it shall be considered deleted herefrom, and the remainder of such provision and of this
       Agreement shall be construed as if such invalid, illegal or unenforceable provision (or portion thereof) had never been contained herein. In furtherance and not in limitation of the foregoing, should the duration or geographical extent of, or business activities covered by any provision of this Agreement be in excess of that which is valid and enforceable under applicable law, then such provision shall be construed to cover only that duration, extent or activities which may validly and enforceably be covered.

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9.     FORM OF NOTICE. All notices given hereunder shall be given in writing, shall specifically refer to this Agreement and shall be personally delivered or sent by telecopy or other electronic facsimile transmission or by registered or certified mail, return receipt requested, at the addresses set forth below;

       If to Employee:                               Dita Bronicki
                                                     5 Brosh Street
                                                     Yavne, Israel

       If to Employer:                               Ormat Technologies Inc.
                                                     980 Greg Street
                                                     Sparks, Nevada 89431
                                                     USA

       If notice is mailed, such notice shall be effective after 10 days of mailing; if notice is personally delivered, it shall be effective upon receipt; and if sent by electronic facsimile transmission, it shall be effective on the following business day.

10.    WAIVERS. No delay or failure by any party hereto in exercising, protecting or enforcing any of its rights, titles, interests or remedies hereunder, and no course of dealing or performance with respect thereto, shall constitute a waiver thereof. The express waiver by a party hereto of any right, title, interest or remedy in a particular instance or circumstance shall not constitute a waiver thereof in any other instance or circumstance. All rights and remedies shall be cumulative and not exclusive of any other rights or remedies.

11.    AMENDMENTS IN WRITING. No amendment, modification, waiver, termination or discharge of any provision of this Agreement, nor consent to any departure therefrom by either party hereto, shall in any event be effective unless the same shall be in writing, specifically identifying this Agreement and the provision intended to be amended, modified, waived, terminated or discharged and signed by Employer and Employee.

12.    APPLICABLE LAW. Subject to Section 1 hereof, this Agreement shall be in all respects, including all matters of construction, validity and performance, be governed by, construed and enforced in accordance with, the laws of the State of Israel, without regard to any rules governing conflicts of laws.

13.    MITIGATION. The Employee shall not be required to mitigate the amount of any payment made after termination of employment by seeking other employment or otherwise, nor shall the amount of any such payment by the
       Employer be reduced by any compensation earned by the Employee as the result of employment by another employer after termination of employment or by any other compensation except as provided in Section 6.2(ii).

14.    SUCCESSORS. The Employer shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or a majority of the business or assets of the Employer, by agreement in form and substance reasonably satisfactory to the Employee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent as the Employer would be required to perform it if no such succession had taken place. Failure of the Employer to obtain such agreement prior to the

                                       12

       effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Employee to compensation under Section 6.2 in the same amount and on the same terms as the Employee would have been entitled to hereunder if the Employee had given a notice of termination for Good Reason as of the day immediately before such succession became effective and had specified that day in her notice. As used in this
       Agreement, "Employer" shall mean the Employer as defined in the first sentence of this Agreement and any successor to all or substantially all its business or assets or which otherwise becomes bound by all the terms and provisions of this Agreement, whether by the terms hereof by operation of law or otherwise. This Agreement shall inure to the benefit of and be enforceable by the Employee and her personal or legal representatives and successors in interest under this Agreement.

15.    HEADINGS. All headings used herein are for convenience only and shall not in any way affect the construction of, or be taken into consideration in interpreting, this Agreement.

16.    ENTIRE AGREEMENT. This Agreement on and as of the date hereof constitutes the entire Agreement between Employer (and/or Affiliates) and Employee with respect to the subject matter hereof and all prior or contemporaneous oral or written communications, understandings or agreements between Employer (and/or Affiliates) and Employee with respect to such subject matter are hereby superseded and nullified in their entireties.

                            [signature page follows]

                                       13

               IN WITNESS WHEREOF, the parties have executed and entered into this Agreement on the date set forth above.

                                        EMPLOYEE:

                                        -----------------------------

                                        EMPLOYER:

                                        BY:__________________________
                                        TITLE:_______________________

I, Ormat Systems Ltd., hereby give my consent to employ Employee (on a 60%
basis) under the terms and conditions set forth in the above employment agreement, and to otherwise be liable to my undertakings under the
Employer-Employee employment agreement set forth above, including under sections
1 and 4 above.

-----------------------
Ormat Systems Ltd.

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                             APPENDIX 4.3 - BENEFITS
                             -----------------------

1.     VACATIONS:

       1.1     30 days fully paid annual vacation. The annual vacation days may be accrued unlimitedly.

       1.2     10 Recovery days ("Dmei Havra'ah") each year, to be paid in accordance with the customary rate in OSL.

       1.3     90 days of fully paid sickness leave each year. Provided however, the Employee shall not be entitled to her base salary during such sickness leave, if and to the extent she is entitled to payments under a Loss of Working Capacity Insurance Policy. The days of sickness leave may be accrued with no limitation (subject to
               Employer's rights hereunder) but they may not, in any event, be redeemed or cashed by Employee.

2.     VEHICLE:

       2.1     Employer shall provide Employee with an executive automobile of licensing group 6, which shall be new or not more than 3 years old, of a make and model acceptable to Employee and Employer, as well as a mobile phone.

       2.2     Employer shall bear all costs involved in the use and maintenance of the automobile and the mobile phone, except the grossing up of taxes imposed on Employee as a result of such benefits, and except traffic or parking fines.

3.     EXECUTIVE MANAGERS' INSURANCE POLICY AND SEVERANCE PAY: Employer shall insure Employee under Pension Insurance Plans ("the plans") chosen by the
       Employee, as follows:

       3.1     Employer shall pay to the plans an amount equal to 13.33% of the
               Employee's base salary (8.33% towards severance pay and 5%
               towards pension pay) as well as an amount equal to up to 2.5% of the Employee's base salary to insure loss of working capacity.
               Upon any increase in Employee's base salary, Employer shall pay the plans such amounts as required for the sums accumulated under the Policy, on account of the Employee's severance pay, to equal at all times the amount of severance pay Employee is entitled to based on her last salary and her seniority with the Ormat Group
               (as determined in Section 5.5 to the Agreement).

       3.2     In addition, Employer shall deduct 5% from Employee's base salary and transfer such amount to the plans (towards pension pay).

4.     EDUCATIONAL FUND ("KEREN HISHTALMUT"): Employer shall pay to an
       Educational Fund chosen by Employee up to an amount equal to 7.5% of
       Employee's base salary (but no more than the salary limit exempt from tax under current tax law), as well as deduct up to

                                       15

       2.5% from Employee's base salary (but in any event no more than the salary limit exempt from tax under current tax law) and transfer such amount to the Fund.

5.     REIMBURSEMENT OF EXPENSES: Employee shall be entitled to reimbursement for reasonable out-of-pocket expenses incurred by Employee in connection with her employment with Employer, including for travel, professional literature, hosting, newspapers etc.. The reimbursement shall be effected against the presentation of proper invoices. In addition, Employee shall be entitled to reimbursement of her home telephone expenses, including the grossing up of the taxes imposed on such benefit.

6.     OTHER: other benefits customary to all employees of the Ormat Group, such as dental insurance, annual medical check ups, etc..

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